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                                                                    EXHIBIT 10.8

                               ESCROW AGREEMENT

     THIS ESCROW AGREEMENT ("Escrow Agreement") is made and entered into as of the 31st day of December, 1998, by and among WebMD, Inc., a Georgia corporation ("Purchaser"), certifiedemail.com, Inc., a Georgia corporation ("Seller"), and SunTrust Bank, Atlanta, a Georgia banking corporation ("Escrow Agent").

     WHEREAS, Purchaser, Seller and Gary B. "Court" Coursey, an individual resident of Georgia and the sole voting shareholder of Seller (the "Shareholder), have entered into an Asset Purchase Agreement on the date hereof (the "Purchase Agreement") pursuant to which Seller and Shareholder have sold, and Purchaser has purchased, substantially all of the assets used in connection with the operation of a business providing services relating to the certification of delivery of electronic mail via the Internet;

     WHEREAS, Section 2 of the Purchase Agreement provides for the escrow of the Purchase Price (as defined in the Purchase Agreement) to protect Purchaser with respect to any claim of Purchaser arising in connection with the Purchase Agreement against Seller or Shareholder; and

     WHEREAS, Purchaser and Seller desire to appoint the Escrow Agent as escrow agent for the purpose of receiving, holding and distributing the Deposit (as defined below), and the Escrow Agent is willing to act as escrow agent subject to and in accordance with the terms and conditions of this Escrow Agreement.

     1.   DEFINED TERMS.  As used herein, all defined terms not otherwise
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defined herein have the meanings ascribed to them in the Purchase Agreement.

     2.   APPOINTMENT AND AGREEMENT OF ESCROW AGENT.  Purchaser and Seller
          -----------------------------------------
hereby appoint the Escrow Agent to serve as, and the Escrow Agent hereby agrees to act as, escrow agent upon the terms and conditions of this Escrow Agreement.

     3.   DEPOSIT.  Purchaser warrants that it has deposited with the Escrow
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Agent, on the date hereof, a certificate representing 50,000 shares of
Purchaser's Series D Common Stock, issued in the name of Seller (the "Deposit"), together with 25 stock powers, executed in blank by Seller ("Stock Powers") and 25 certified resolutions of Seller with the signatures of Seller's officers on each such document guaranteed by a participant in the Medallion signature guarantee program. For the purposes of this Escrow Agreement, each share of Purchaser's Series D Common Stock shall be deemed to have a value of $20.00.

     4.   OPERATION OF ESCROW.
          -------------------

          (a) The Escrow Agent will hold the Deposit for delivery as set forth herein.
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          (b)  If any claim of Purchaser arises against Seller or Shareholder (a
"Claim") in connection with the Purchase Agreement, Purchaser shall provide written notice to the Escrow Agent with a copy to Seller of (i) such Claim, (ii) the monetary value of such Claim and (iii) the number of shares of the Deposit (valued at $20 per share) necessary to satisfy such Claim (collectively, a "Notice of Claim").

          (c) Once Purchaser provides a Notice of Claim pursuant to Section 4(b), Seller shall have twenty days from the date Purchaser sent the Notice of Claim to send to the Escrow Agent with a copy to Purchaser written notice (an "Objection Notice") of: (i) objection to the release of the shares held in the Deposit necessary to satisfy such Claim; and (ii) a request that the Claim be submitted to arbitration in accordance with the provisions of Section 4(d).

          (d) If Seller sends a timely Objection Notice to the Escrow Agent, the Claim shall be submitted to and settled by a panel of three arbitrators appointed by the Atlanta Regional Office of the American Arbitration Association and shall be settled in accordance with the Commercial Rules of the American Arbitration Association. Such arbitrators shall apply Georgia law. In rendering a decision, the arbitrators shall make specific findings of fact and take into account all applicable judicial precedents. The arbitrators shall be required to provide in writing to the parties the basis for the award or order of such arbitrators, and a court reporter shall record all hearings with such record constituting the official transcript of such proceedings. The decision of the arbitrators shall be binding and conclusive on all parties involved, and judgment upon their decision may be entered in the highest court of any forum, federal or state, having jurisdiction. All arbitration fees shall be borne equally by the parties, provided that the prevailing party in the arbitration proceedings shall be awarded attorney fees and all other costs and expenses incurred directly or indirectly in connection with the proceedings, unless the arbitrators shall for good cause determine otherwise.

          (e) If Seller fails to provide a timely Objection Notice, the Escrow Agent shall release to Purchaser the number of shares of the Deposit specified in the Notice of Claim as set forth in Section 4(b).

          (f) If the Escrow Agent is obligated to release shares of the Deposit to Purchaser or any other party pursuant to Section 4(d) or 4(e), the Escrow Agent shall provide to Purchaser's transfer agent the then-current stock certificate representing the Deposit, a completed Stock Power setting forth the number of shares to be released and instructions as to the party to whom shares are to be distributed, pursuant to Purchaser's Notice of Claim. Upon completion of such distribution, Purchaser's transfer agent shall be instructed to deliver to the Escrow Agent a balance certificate representing the remaining portion of the Deposit.

     5.   RELEASE OF DEPOSIT.  The Deposit, less the total amount of all Claims
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validly made by Purchaser and satisfied hereunder pursuant to Section 4 of this
Escrow Agreement, shall be distributed on the first business day immediately following December 31, 1999 ("Release Date") by providing to each individual shareholder of Seller identified on Schedule A at the applicable address set
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forth thereon an amount equal to the then-current number of

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shares in the Deposit multiplied by the percentage identified on Schedule A as
                                                                 ----------
such shareholder's applicable portion of the Deposit. In connection therewith, the Escrow Agent shall provide to Purchaser's transfer agent the then-current stock certificate representing the Deposit and completed Stock Powers containing instructions for such distributions to each individual shareholder by the Purchaser's transfer agent. If, prior to the Release Date, Purchaser has given notice of any Claims, the Escrow Agent shall retain a portion of the Deposit having a value as set forth hereunder equal to the aggregate of all such Claims as such value is estimated by Purchaser in any applicable Notice of Claim (collectively the "Retained Portion"). The Escrow Agent shall retain the Retained Portion in escrow, and the Escrow Agent's obligations hereunder shall be extended with respect thereto until the resolution of all such Claims pursuant to Section 4 hereof.

     6.   NOTICES.  All notices, instructions and other communications provided
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for herein shall be in writing and shall be deemed validly given, made or served, on the date of delivery in the case of personal delivery or if delivered by telecopier (receipt confirmed), or forty-eight (48) hours after deposit with the U.S. Postal Service if sent by certified mail, return receipt requested, addressed as follows :

     If to Purchaser:

          WebMD, Inc.
          400 The Lenox Building
          3399 Peachtree Road, NE
          Atlanta, Georgia  30326
          Telephone: (404) 479-7600
          Telecopier: (404) 479-7651
          Attention: Chief Executive Officer
          Tax ID #: 58-2277528

     with a copy to:

          Nelson Mullins Riley & Scarborough, L.L.P.
          999 Peachtree Street, N.E., Suite 1400
          Atlanta, Georgia  30309
          Telephone: (404) 817-6000
          Telecopier: (404) 817-6050
          Attention:  James Walker IV, Esq.

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     If to Seller and/or Shareholder:

          certifiedemail.com, Inc.
          2870 Peachtree Road, Suite 414
          Atlanta, Georgia 30305
          Telephone: (404) 266-2232
          Telecopier: (404) 266-3494
          Attention: Mr. Gary B. "Court" Coursey
          Tax ID #: 58-2350228

     With a copy to:

          The Law Offices of Kirby Turnage
          999 Peachtree Street, N.E., Suite 1750
          Atlanta, Georgia 30309
          Telephone: (404) 872-0000
          Telecopier: (404) 873-2748
          Attention: Kirby Turnage, Esq.

     If to Escrow Agent:

          SunTrust Bank, Atlanta
          Corporate Trust Division
          3495 Piedmont Road
          Building 10, Suite 810
          Atlanta, Georgia  30305-1797
          Telephone: (404) 240-1956
          Telecopier: (404) 240-1932
          Attention: Rebecca Fischer

or to such other addresses as the parties may designate.

     7.   FEES.  All fees payable to the Escrow Agent for holding the Deposit in
          ----
escrow, disbursing the Deposit and acting as escrow agent hereunder are as set forth in Schedule B attached hereto and shall be paid by Purchaser at the time
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of closing.

     8.   DUTIES OF ESCROW AGENT.  The Escrow Agent's duties and
          ----------------------
responsibilities shall be limited to those expressly set forth in this Escrow Agreement; provided, however, with the Escrow Agent's written consent, this Escrow Agreement may be amended at any time or times by an instrument in writing signed by all of the then parties in interest, including the Escrow Agent.

     9.   LIMITATION ON LIABILITY.  The Escrow Agent shall not be liable to
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anyone by reason of any error of judgment, or for any act done or act taken or omitted by it in good faith, or for any mistake of fact or law, or for anything which it may do or refrain from doing in

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connection herewith, unless caused by or arising out of its own gross negligence or willful misconduct.

     10.  RELIANCE.  The Escrow Agent shall be entitled to rely and shall be
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protected in acting in reliance upon any writing furnished to it by any party hereto in accordance with the terms hereof, and shall be entitled to treat as genuine, and as the document it purports to be, any letter, paper notice or other document furnished to it by any party and believed by the Escrow Agent in good faith to be genuine and to have been signed by the proper party. The Escrow Agent may consult with counsel with respect to any question relating to its duties or responsibilities hereunder and shall not be liable for any action taken or omitted in good faith on advice of such counsel.

     11.  CONFLICTING CLAIMS.  In the event of any disagreement between the
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parties hereto resulting in conflicting claims and demands being made in connection with or against the Deposit, the Escrow Agent shall be entitled, at its option, to refuse to comply with the claims or demands of any party until such disagreement is finally resolved in the manner provided in Section 4 hereof, but shall continue to comply with the other terms and conditions of this Escrow Agreement, and in so doing the Escrow Agent shall not be or become liable to any party.

     12.  ATTACHMENT, GARNISHMENT, ETC.  If all or any part of the Deposit is at
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any time attached, garnished or levied upon, or if the payment, assignment, transfer, conveyance or delivery of all or any part of the Deposit shall be stayed or enjoined by any court order, or if any order or judgment shall be made or entered by any court affecting all or any part of the Deposit, then in any of such events, the Escrow Agent is authorized, to rely upon and comply with any such order, writ, judgment or decree, which it believes in good faith is binding upon it, and if it complies with any such order, writ, judgment or decree, it shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance, even though such order, writ, judgment or decree may be subsequently reversed, modified, annulled, set aside or vacated.

     13.  [Intentionally Omitted].

     14.  INDEMNIFICATION. Seller and Purchaser shall reimburse and jointly and
          ---------------
severally indemnify the Escrow Agent, its employees, directors, officers and agents for, and hold each harmless against, any loss, liability or expense, including, without limitation, reasonable attorneys' fees and expenses, incurred without gross negligence or willful misconduct on the part of the Escrow Agent arising out of, or in connection with the acceptance of, or the performance of, its duties and obligations under this Escrow Agreement. Promptly after the receipt by the Escrow Agent of notice of any demand or claim or the commencement of any action, suit or proceeding, the Escrow Agent shall, if a claim in respect thereof is to be made against any of the other parties hereto, notify such other parties thereof in writing; but the failure by the Escrow Agent to give such notice shall not relieve such party from any liability which it may have to the Escrow Agent hereunder, except to the extent such indemnifying party is materially prejudiced by such failure. For the purposes hereof, the term "expense or

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loss" shall include all amounts paid or payable to satisfy any claim, demand or liability, or in settlement of any claim, demand, action, suit or proceeding settled with the express written consent of the indemnifying party, and all reasonable costs and expenses, including, but not limited to, counsel fees, expenses and disbursements paid or incurred in investigating or defending against any such claim, demand, action, suit or proceeding. The Escrow Agent shall have no right of setoff under this Agreement or otherwise against amounts in the Deposit.

     15.  RESIGNATION OR REMOVAL OF ESCROW AGENT.  The Escrow Agent may at any
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time resign by giving thirty days' prior written notice of resignation to Seller and Purchaser. Seller and Purchaser may at any time jointly remove the Escrow Agent by giving thirty days' prior written notice signed by each of them to the Escrow Agent. If the Escrow Agent shall resign or be removed, a successor escrow agent, which shall be a bank or trust company having assets in excess of $2 billion, shall be appointed by Seller and Purchaser by written instrument executed by Seller and Purchaser and delivered to the Escrow Agent and to such successor escrow agent and, thereupon, the resignation or removal of the predecessor Escrow Agent shall become effective and such successor escrow agent, without any further act, deed or conveyance, shall become vested with all right, title and interest to all cash and property held hereunder of such predecessor Escrow Agent, and such predecessor Escrow Agent shall, on the written request of Seller, Purchaser or the successor escrow agent, execute and deliver to such successor escrow agent all the right, title and interest hereunder in and to the Deposit of such predecessor Escrow Agent and all other rights hereunder of such predecessor Escrow Agent. If no successor escrow agent shall have been appointed within the effective date of the removal or resignation of the Escrow Agent, the Escrow Agent shall be entitled to apply to a court of competent jurisdiction for the appointment of a successor and tender into the Registry of a court of competent jurisdiction all or a portion of the Deposit. Upon its resignation and delivery of the Deposit as set forth above, the Escrow Agent shall be discharged from any and all further obligations arising in connection with the escrow contemplated by this Escrow Agreement provided, however the provisions of
Section 14 hereof shall survive any removal or resignation.

     16.  TERMINATION.  This Escrow Agreement shall terminate on the date on
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which there is no property remaining in the Deposit.

     17.  FURTHER ASSURANCES.  From time to time on and after the date hereof,
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Seller and Purchaser shall each deliver or cause to be delivered to the Escrow
Agent such further documents and instruments and shall do and cause to be done such further acts as the Escrow Agent shall reasonably request (it being understood that the Escrow Agent shall have no obligation to make any such request) to carry out more effectively the provisions and purposes of this Escrow Agreement, to evidence compliance herewith or to secure itself that it is protected in acting hereunder.

     18.  GOVERNING LAW.  This Escrow Agreement shall be construed, governed,
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enforced and administered in accordance with the laws of the State of Georgia, without giving effect to the conflict of law principles thereof. Except as set forth in Section 4 hereof, all actions and proceedings arising out of or relating to this Escrow Agreement shall be heard and

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determined in any state or federal court sitting in the City of Atlanta,
Georgia, and the parties hereto irrevocably submit to the jurisdiction of such courts and waive any defense of an inconvenient forum to the maintenance of any such action or proceeding.

     19.  COUNTERPARTS.  This Escrow Agreement may be executed in two or more
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counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement as of the day, month and year first above written.


                                        PURCHASER:

                                        WebMD, Inc.


                                        By:  /s/ W. Michael Heekin
                                           -------------------------------------
                                           W. Michael Heekin
                                           Executive Vice President


                                        SELLER:

                                        certifiedemail.com, Inc.


                                        By:  /s/ Gary B. "Court" Coursey, Jr.
                                           -------------------------------------
                                           Gary B. "Court" Coursey, Jr.
                                           President and Chairman of the Board
                                           of Directors


                                        ESCROW AGENT:

                                        SunTrust Bank, Atlanta


                                        By:  /s/ Rebecca Fischer
                                           -------------------------------------
                                        Name:  Rebecca Fischer
                                             -----------------------------------
                                        Title:  Trust Officer
                                              ----------------------------------

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